Exhibit 10.1
Execution Version
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of June 29, 2023, between Caribou Biosciences, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Pfizer Inc., a corporation organized under the laws of the State of Delaware (the “Purchaser”).
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, shares of the Company’s common stock as more fully described herein, subject to the terms and conditions set forth in this Agreement.
WHEREAS, concurrently herewith, the Company and the Purchaser have entered into that certain Information Rights Agreement, dated as of the date hereof (the “Information Rights Agreement”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Action” means any action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Trading Market and banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing” means the closing of the purchase and sale of Purchased Shares pursuant to Section 2.1.
“Closing Date” means the Trading Day on which all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Purchased Shares, in each case, have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof or such other date as may be jointly designated by the Company and the Purchaser for the Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the recitals.
“Company Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).
“Company Securities” shall have the meaning ascribed to such term in Section 3.2(b).
“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(o).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDA” means the U.S. Food and Drug Administration.
“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.
“Governmental Authority” means any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, agency or body, court, arbitrator or self-regulatory organization having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets, or operations.
“Health Care Laws” shall have the meaning ascribed to such term in Section 3.1(gg).
“Information Rights Agreement” has the meaning set forth in the recitals.
“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).
“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(jj).
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).
“Material Permits” shall have the meaning ascribed to such term in Section 3.1(p).
“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ll).
“Per Share Purchase Price” equals $5.33 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement and prior to Closing.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Policies” shall have the meaning ascribed to such term in Section 3.1(mm).
“Preferred Shares” means the shares in the Company’s preferred stock, par value $0.0001 per share, issuable in series.
“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(mm).
“Purchased Shares” means 4,690,431 Common Shares issuable to the Purchaser pursuant to this Agreement.
“Regulatory Authorities” shall have the meaning ascribed to such term in Section 3.1(hh).
“Representative” means as to any Person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) and debt and/or equity financing sources and their advisors.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Sanctions” shall have the meaning ascribed to such term in Section 3.1(kk).
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).
“Securities Act” shall have the meaning set forth in the recitals.
“Sensitive Company Data” shall have the meaning ascribed to such term in Section 3.1(jj).
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).
“Subscription Amount” means the aggregate amount to be paid by the Purchaser to the Company for the Purchased Shares pursuant to the terms and conditions of this Agreement calculated by multiplying the number of Purchased Shares by the Per Share Purchase Price.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means The Nasdaq Global Select Market (or any successors thereto).
“Transfer” or “Transferring” means to (i) sell, assign, give, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose, (ii) grant to any Person any option, right or warrant to purchase or otherwise receive, (iii) enter into any swap, hedging, or other agreement that transfers, in whole or in part, any of the economic consequences or other rights of ownership, or (iv) or otherwise make any Short Sale.
“Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE
1.1Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Purchased Shares at the Per Share Purchase Price. The Company and the Purchaser shall deliver the items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 2.2 and Section 2.3, the Closing shall occur remotely or at such physical location as the parties shall mutually agree. Payment of the Subscription Amount for the Purchased Shares shall be made by the Purchaser to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Purchaser of the Purchased Shares registered in the Purchaser’s name and address or as otherwise directed to be registered by the Purchaser, including but not limited to delivery through the facilities of The Depository Trust Company Deposit or Withdrawal at Custodian system.
1.2Deliveries.
(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a copy of the executed instruction letter to the Transfer Agent instructing the Transfer Agent to register the issuance of the Purchased Shares via book-entry, registered in the name of the Purchaser or such other registration information as directed by the Purchaser (subject to receipt of the Subscription Amount);
(iii)a certificate, dated the Closing Date, signed by an executive officer of the Company (in their capacity as an officer and without personal liability), certifying the matters in Sections 2.3(b)(i) and 2.3(b)(ii) below;
(iv)a certificate of the secretary of the Company dated as of the Closing Date certifying that (1) attached thereto is a true and complete copy of each of the Company’s constating documents and all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and that all such documents and resolutions are in full force and effect and (2) the incumbency of each officer signing this Agreement and the certificates and the documents to be delivered hereunder;
(v)the Company’s wire instructions, on Company letterhead and signed by the Chief Executive Officer or Chief Financial Officer of the Company;
(vi)a certificate of good standing of the Company, dated within three (3) Business Days of the Closing Date, in form and substance reasonably satisfactory to the Purchaser;

(vii)a customary opinion of the Company’s outside legal counsel, dated the Closing Date, relating to the Purchased Shares, in form and substance reasonably satisfactory to the Purchaser; and
(viii)certificate(s) or account statement (or a screenshot of the account from the Transfer Agent) reflecting book-entry shares evidencing the Purchased Shares subscribed for by the Purchaser hereunder, registered in the name of the Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) (subject to receipt of the Subscription Amount).
(b)On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:
(i)this Agreement duly executed by the Purchaser; and
(ii)the Subscription Amount, via wire transfer.
1.3Closing Conditions.
(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and
(iii)the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(v)from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Shares at the Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
1.1Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchaser as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Subsidiaries. Except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.
(b)Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate of incorporation, certificate of formation, or bylaws or other organization or charter documents, except where such violation or default would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have resulted or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(d)No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, certificate of formation, bylaws, or other organizational or charter documents, or (ii) contravene or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its Subsidiaries, taken as a whole, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both), or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority, or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
(e)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, the Financial Industry Regulatory Authority, or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to Section 4.2 of this Agreement, (ii) such filings as may be required to be made with the Commission and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, and (iii) application(s) to each applicable Trading Market for approval for the listing of the Purchased Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”)
(f)Issuance of the Purchased Shares. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens (other than those created by the Purchaser), except for restrictions on transfer imposed by applicable securities laws or contained herein.
(g)Listing. The Company has filed a Listing of Additional Shares Notification with the Trading Market with respect to the Purchased Shares.
(h)Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any securities since its most recently filed audited financial statements, other than pursuant to the Company’s at-the-market offering program under the Open Market Sale AgreementSM dated August 9, 2022 between the Company and Jefferies LLC, the exercise of outstanding employee stock options under the Company’s stock option plans, the settlement of restricted stock units under the Company’s equity incentive plans, the issuance of equity awards and securities to employees pursuant to the Company’s 2021 Equity Incentive Plan, the Company’s 2013 Equity Incentive Plan, as amended, and the Company’s 2021 Employee Stock Purchase Plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, or as referenced in the preceding sentence, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants, subscription rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, Preferred Shares or other securities of the Company, or the capital stock of a Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or a Subsidiary is or may become bound to issue additional Common Shares, any Preferred Shares or other securities of the Company or capital stock of any Subsidiary. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.
(i)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries, taken as a whole, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
(j)Company Not Ineligible Issuer. The Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(k)Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Except for the issuance of the Purchased Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or a Subsidiary or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.
(l)Litigation. There is no Action pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties, before or by any Governmental Authority, which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance and sale of the Purchased Shares or (ii) would have or would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.
(m)Absence of Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(n)Compliance. Upon the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, neither the Company nor any Subsidiary will be: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or a Subsidiary under) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any Governmental Authority or (iii) in violation of any statute, rule, ordinance, regulation, or guidance of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.
(o)Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(p)Regulatory Permits. Each of the Company and its Subsidiaries has possessed and currently possesses such certificates, authorizations and permits issued by the appropriate Governmental Authority necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (collectively, the “Material Permits”). Neither the Company nor any Subsidiary has received any notice of Actions relating to the revocation or restriction of any Material Permit. All Material Permits are in full force and effect. Neither the Company nor any Subsidiary is in violation of any term or condition of a Material Permit except for violations that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(q)Title to Assets. Neither the Company nor any Subsidiary owns any real property. The Company and its Subsidiaries have good and marketable title to all personal property (other than Intellectual Property, which is addressed exclusively in Section 3.1(r)) owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with respect to which neither the Company nor any Subsidiary has received any notice of any claim of noncompliance and with such exceptions that are not material and would not reasonably be expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.
(r)Possession of Intellectual Property. The Company and its Subsidiaries own or have valid license to the patents and patent applications, copyrights, trademark applications and registrations, know-how (including trade secrets and other unpatented and/or unpatentable confidential information) and/or other intellectual property (collectively, “Intellectual Property”) used in or reasonably necessary to the conduct of their business as now conducted as described in the SEC Reports. The Company and its Subsidiaries have not received any written notice of any infringement, violation, or misappropriation of third-party Intellectual Property, and there is no pending or, to the knowledge of the Company, threatened Action regarding any such infringement, violation, or misappropriation. To the knowledge of the Company, the operation of the business of the Company and its Subsidiaries as now conducted as described in the SEC Reports does not infringe, misappropriate, or otherwise violate any third-party Intellectual Property. The Company and its Subsidiaries have not received any written notice challenging the validity, enforceability, or scope of any Intellectual Property owned by the Company or any of its Subsidiaries (collectively, “Company Intellectual Property”). To the knowledge of the Company, all material Company Intellectual Property is valid and enforceable. The Company and its Subsidiaries are unaware of any facts or circumstances that would reasonably be expected to render any of the Company Intellectual Property invalid or unenforceable. To the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Company Intellectual Property, and there is no pending or, to the knowledge of the Company, threatened Action by any third party challenging the Company’s or any of its Subsidiaries’ rights in, or the validity, ownership, registrability, enforceability, or scope of, any such Company Intellectual Property. All material Company Intellectual Property has been duly maintained, and the Company is unaware of any material defects in, including in connection with the filing and prosecution of, any of the material Company Intellectual Property. Each employee of the Company, or any of its Subsidiaries, expected to be involved in inventive activities for or on behalf of the Company or such Subsidiaries has signed agreements containing invention assignment obligations effectively assigning to the Company or any of its Subsidiaries all of such Person’s rights in and to such inventive activity (including any Intellectual Property). The Company and its Subsidiaries have taken reasonable steps to maintain and protect the confidentiality of material, confidential information used in connection with the business of the Company and its Subsidiaries. To the knowledge of the Company, the confidentiality of such material, confidential information has not been compromised, disclosed to, or accessed by any third party except pursuant to appropriate nondisclosure and confidentiality agreements. No university, military, educational institution, research center, Governmental Authority, or other organization has any claim of right to, ownership of or other Lien on any Company Intellectual Property. Except as otherwise may be disclosed in the SEC Reports, (i) the Company and its Subsidiaries are in compliance in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiaries, (ii) the Company and its Subsidiaries have not received any unresolved written notice alleging any such noncompliance and are unaware of any facts or circumstances which would form a reasonable basis for any such claim, and (iii) all such agreements are in full force and effect.
(s)Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as in the Company’s reasonable judgment are customary in the business in which the Company and its Subsidiaries are engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied, where such denial has resulted in or would reasonably be expected to result in a Material Adverse Effect.
(t)Transactions With Affiliates and Employees. There are no business relationships or related-party transactions involving the Company or any other Person required by the Exchange Act to be described in the SEC Reports that have not been described as required.
(u)Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its Subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, on the Company’s internal control over financial reporting.
(v)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(w)No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Purchased Shares sold pursuant to this Agreement in a manner that would require the registration of the Purchased Shares under the Securities Act.
(x)Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2, and in reliance thereon, the offer, sale and issuance of the Purchased Shares to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act and from the qualification or registration requirements of applicable state securities laws. Neither the Company, nor its Subsidiaries nor any Person acting on behalf of the Company or its Subsidiaries, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Purchased Shares under the Securities Act, and neither the Company, nor its Subsidiaries nor any Person acting on behalf of the Company or its Subsidiaries will take any such action.
(y)Investment Company. The Company is not required, and immediately after receipt of payment for the Purchased Shares, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(z)Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, at any time since July 22, 2021, received notice from any Trading Market on which the Common Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and at all times since July 22, 2021 has been, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(aa)Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and certain clinical trial information, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(ab)Payment of Taxes. All federal, state, local and foreign tax returns of the Company and its Subsidiaries required by law to be filed have been filed, except where a timeline extension as provided by law has been requested. All taxes shown by such returns or otherwise assessed, which are due and payable, have been paid (except for such failure to file or pay as would not, singly or in the aggregate, result in a Material Adverse Effect), except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and any Subsidiary (except as would not, singly or in the aggregate, result in a Material Adverse Effect), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company.
(ac)Foreign Corrupt Practices. Neither the Company nor any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (A) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anticorruption law or (B) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or offered, agreed, requested or promised to make any such payment or taken an act in furtherance of any bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence benefit, kickback or other unlawful or improper payment.
(ad)Accountants. The Company’s accountants who certified the financial statements and supporting schedules included or incorporated by reference in the SEC Reports is an independent registered public accountant firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) with respect to the Company.
(ae)Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of their respective Representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Purchased Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives.
(af)Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company in a violation of Regulation M under the Exchange Act.
(ag)Regulatory Matters. (i) The Company and its Subsidiaries and their respective directors and officers, and, to the Company’s knowledge, their respective agents and Representatives, are and at all times have been, in compliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 262 et seq.), each as amended, and the regulations promulgated thereunder, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), applicable laws regarding the regulation of biological products, including those promulgated under Section 351 of the Public Health Service Act, and any and all other similar state, local, federal or foreign health care laws applicable to the Company and its Subsidiaries, and the regulations promulgated pursuant to such laws, including all laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its Subsidiaries’ product candidates, each as amended from time to time (collectively, “Health Care Laws”), except where the failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has received any written notice of adverse filing, FDA Form 483, warning letter, untitled letter or other correspondence or notice from the FDA or other Governmental Authority, alleging or asserting noncompliance with (1) the Health Care Laws or (2) any Material Permits required by any such Health Care Laws, except where being in contravention of such of the foregoing representations and warranties, singly or in the aggregate, would not result in a Material Adverse Effect; (iii) neither the Company nor any Subsidiary received written notice of any Action from any

Governmental Authority or third party alleging that any operation or activity is in violation of any Health Care Laws; (iv) neither the Company nor any Subsidiary has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Material Permits; (v) the Company and its Subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Health Care Laws, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vi) neither the Company nor any Subsidiary or any of their respective directors, officers, or to the knowledge of the Company, employees or agents is or has engaged in activities that are cause for, or has been convicted of any federal civil or criminal activity or engaged in any conduct that would result in mandatory or permissive debarment, suspension or exclusion from any federal or state government health care program or debarment by the FDA pursuant to 21 U.S.C. § 335a or, to the knowledge of the Company, is subject to any Action by any Governmental Authority that would reasonably be expected to result in debarment, suspension, or exclusion; and (vii) the Company is not a party to and the Company does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by an Governmental Authority.
(ah)Preclinical Studies and Clinical Trials. The preclinical studies and clinical trials conducted by, on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated, that are described in the SEC Reports or the results of which are referred to in the SEC Reports, as applicable, were, and if still pending are, being conducted in accordance with the experimental protocols established for each study or trial, as well as any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical studies and clinical trials and all applicable rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which they are subject (such institutional review boards, ethics review boards, committees, the FDA or any comparable regulatory agencies, collectively, the “Regulatory Authorities”) and any and all applicable Health Care Laws; the descriptions in the SEC Reports of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials and known at the time of disclosure; the Company has no knowledge of any other preclinical studies or clinical trials, the results of which are inconsistent with or reasonably call into question the results described or referred to in SEC Reports; neither the Company nor its Subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other Governmental Authority requiring or threatening (i) the termination or suspension or clinical hold of any preclinical studies or clinical trials that are described in, or the results of which are referred to in the SEC Reports, or (ii) the material modification of any preclinical studies or clinical trials that would cause them to materially differ from their descriptions in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such preclinical studies or clinical trials, and to the Company’s knowledge, there are no reasonable grounds for the same. The Company is taking all reasonable steps necessary to ensure that its clinical trials will be conducted in accordance with any conditions of approval and policies imposed by Regulatory Authorities for such clinical trials.
(ai)Health Care Products Manufacturing. The manufacture of the Company’s and its Subsidiaries’ product candidates, or to the knowledge of the Company, by or on behalf of the Company and its Subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 600, 601, 610 and 21 CFR Part 1271, as applicable, and, to the extent applicable, the respective counterparts thereof promulgated by any Governmental Authority. Neither the Company nor any of its Subsidiaries has had any manufacturing site (whether Company-owned, Subsidiary-owned or that of a third party manufacturer for the Company’s or its Subsidiaries’ product candidates) subject to a Governmental Authority shutdown or import or export prohibition, nor received any written notice of adverse filing, warning letter, untitled letter, requests to make material changes to the Company’s or its Subsidiaries’ product candidates, processes or operations, or similar correspondence or notice from the FDA or any other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA or other Governmental Authority. To the knowledge of the Company, neither the FDA nor any other Governmental Authority is considering such action.
(aj)No Safety Notices. (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its Subsidiaries’ product candidates (collectively, “Safety Notices”), except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and (ii) there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or its Subsidiaries’ product candidates, or (y) a material change in labeling of any of the Company’s or its Subsidiaries’ product candidates or (z) a termination or suspension of marketing, testing or distribution of any of the Company’s or its Subsidiaries’ product candidates, except in each of cases (x), (y) or (z) such as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
(ak)Trade Compliance. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company: (i) is currently the target of any sanctions administered or enforced by the U.S. government, including without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, or His Majesty’s Treasury or other relevant sanctions (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions (a Person described in parts (i) or (ii), a “Sanctioned Person”), (iii) has engaged in any business or dealings with any Sanctioned Person, or (iv) otherwise has violated applicable Sanctions, export control laws, customs laws, or anti-boycott laws. The Company will not directly or knowingly indirectly use the proceeds of the sale of the Purchased Shares, or knowingly lend, contribute, or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated hereby, whether as an agent, advisor, investor or otherwise) of Sanctions.
(al)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes and the applicable rules and regulations of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.
(aj)Cybersecurity and Data Protection. (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of patients, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any Subsidiary has been notified of, nor have any knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure of or other compromise to their IT Systems and Data and, to the knowledge of the Company, no Person has claimed or threatened to claim, and no grounds exist for an individual to claim, compensation from the Company or any of its Subsidiaries for breaches of IT Systems and Data; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of their IT Systems and Data consistent with industry standards and practices, and as required by applicable Health Care Laws and all other applicable laws, rules and regulations; except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The IT Systems and Data are adequate and operational, in accordance with their documentation and functional specifications, in all material respects for the business of the Company and its Subsidiaries as now operated as described in the SEC Reports. None of the software developed or owned by the Company or its Subsidiaries is subject to any escrow obligation or any condition, obligation or other requirement that it be licensed pursuant to a free or open source software license or that the source code for such software be delivered, disclosed, licensed or otherwise made available to any other Person. The Company and its Subsidiaries have taken all reasonable steps necessary to protect, and are presently in compliance with all applicable laws, rules and regulations or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to, the privacy and security of IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in their possession (collectively, “Sensitive Company Data”), and to the protection of such IT Systems and Data and Sensitive Company Data from unauthorized use, access, misappropriation or modification, except where the failure to so be in compliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have not received any notice, claim, complaint, demand or letter from any Person or Governmental Authority in respect of their businesses under applicable laws, rules, regulations, contractual and fiduciary obligations, privacy policies and industry standards regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. To the knowledge of the Company, there has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party, except where such unauthorized or illegal use of or access to any Sensitive Company Data would not be reasonably expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have not been required by any Governmental Authority or otherwise under applicable law or by any contractual obligation to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data and, to the knowledge of the Company, are not the subject of any inquiry or investigation by any Governmental Authority or data protection authority regarding any of the foregoing.
(ak)Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of any Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.
(al)Statements. Neither the Company, its Subsidiaries, nor any of their respective officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to any Regulatory Authority or failed to disclose a material fact required to be disclosed to such Regulatory Authority. All material reports, documents, claims and notices required or requested to be filed, maintained or furnished under any applicable Health Care Law by the Company or its Subsidiaries, have been so filed, maintained or furnished and were complete and correct in all material respects.
1.2Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)No Current Ownership in the Company. Other than the Purchased Shares acquired under this Agreement, none of the Purchaser or any of its direct or indirect subsidiaries owns any Common Shares or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (collectively, “Company Securities”), provided that the Purchaser or its direct or indirect subsidiaries may own shares or other ownership interests in the Company indirectly through holdings in mutual or investment funds or similar entities for which the Purchaser and its direct and indirect subsidiaries do not exercise control over the management or policies, which mutual or investment funds or similar entities own Common Shares or other securities of the Company.
(c)Accredited Investor. Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.
(d)Purchase for Investment. The Purchaser is acquiring the Purchased Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser has not been organized solely for purposes of acquiring the Purchased Shares.
(e)Knowledge and Experience; Economic Risk. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares to be purchased hereunder, is capable of protecting its interest in connection with the transactions contemplated by this Agreement and is able to bear the economic risk of the investment in the Purchased Shares, including a complete loss of the investment.
(f)Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(g)Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a preliminary term sheet (written or oral) from the Company or any other Person representing the Company setting forth the proposed terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Purchaser’s Representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
1.1Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the Closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
1.2Securities Laws Disclosure; Publicity. The Company shall (a) file a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby, including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act, and (b) on or before the time such Current Report on Form 8-K is filed with the Commission, issue a press release disclosing the material terms of the transactions contemplated hereby within four (4) Business Days of the date hereof, in each case in the form mutually agreed to by the Company and the Purchaser, provided that the Purchaser shall not unreasonably withhold or delay its agreement to the forms of such documents presented by the Company. At any time up to the Closing Date, the Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
1.3Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and certain clinical trial information to the Purchaser as of the date hereof, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. Any refusal by the Purchaser to consent to the receipt of such material non-public information shall not be considered a breach by the Company of its obligations to provide such information under the Information Rights Agreement.
1.4Use of Proceeds. Unless otherwise agreed in writing by the Purchaser, the Company shall use the proceeds from the sale of the Purchased Shares solely in connection with the development program for (i) the Company’s allogeneic anti-BCMA Car-T cell therapy known as CB-011 that is being evaluated in the CaMMouflage clinical trial and/or (ii) any other single-targeted anti-BCMA CAR-T cell therapy using an anti-BCMA scFv owned or controlled by the Company, during the thirty-six (36)-month period beginning on the date of this Agreement.
1.5Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed.
1.6Restrictions on Transfer.
(a)The Purchaser acknowledges and agrees that (A) the issuance and sale of the Purchased Shares has not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, (B) the Purchased Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws, and (C) the certificate(s) for the Purchased Shares shall bear a legend as set forth in Section 4.6(b) (unless and until such legend is removed in accordance with Section 4.6(c)), and (D) appropriate stop transfer instructions may be issued against any transfer of the certificate(s) for the Purchased Shares in violation of this Section. The Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent expressed in this Agreement.
(b)It is understood that the certificate(s) or book-entry position evidencing the Purchased Shares shall bear the following legend (or substantially similar legends) or stop order instructions, in the case of a book-entry position, until the time set forth in Section 4.6(c):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE COMPANY HAS RECEIVED A CERTIFICATE AND/OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”
(c)The Purchaser may request that the Company shall authorize the removal of the restrictive legends and stop transfer instructions described in Section 4.6(b), and the Company agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Purchaed Shares, if permitted by applicable securities law, within two (2) business days of any such request; provided, however, each party will be responsible for any fees it incurs in connection with such request and removal.
(d)If, following a period of six (6) months after the Closing Date, the Purchaser proposes to publicly resell any or all of the Purchased Shares pursuant to Rule 144 under the Securites Act (“Rule 144”) and the Purchaser in good faith believes it will be unable to sell all of the Purchased Shares proposed to be sold by it pursuant to Rule 144 without volume or manner-of-sale restrictions, the Purchaser shall notify the Company and the Company shall file as promptly as practicable a secondary only registration statement on Form S-3 (or any successor form to Form S-3) promulgated under the Securities Act (which, if the Company is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), shall be filed pursuant to General Instruction I.D of Form S-3 (an “Automatic Shelf Registration Statement”)), registering the resale of such Purchased Shares (the “Registrable Securities”) (or, in the event that (i) Form S-3 is not available for the registration of the resale of the Registrable Securities, another appropriate form reasonably acceptable to the Purchaser or (ii) if available, include the Registrable Securities in a prospectus supplement under an already effective registration statement of the Company) by the Purchaser (the “Registration Statement”). The Company shall use reasonable efforts (a) if the Registration Statement is not an Automatic Shelf Registration Statement, to cause the Registration Statement to become effective as promptly as practicable; (b) to cause the Registration Statement to remain effective until the earlier of (i) the date on which the Purchaser has disposed of all of the Registrable Securities and (ii) Rule 144 is available for the disposition of all Registrable Securities without volume or manner-of-sale restrictions; (c) to undertake any additional actions reasonably necessary to maintain the availability of, and to facilitate the disposition by the Purchaser of the Registrable Securities pursuant to, the Registration Statement; and (d) to obtain any required consent under any agreement to which the Company is a party related to the filing of the Registration Statement. The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, including furnishing to the Company such information regarding itself, the shares of Common Stock held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities. The Company shall bear all expenses incurred in connection with the performance of its obligations under this Section 4.5(d); provided, however, that the Company shall have no obligation to pay for any commissions or transfer taxes of the Purchaser. The Company’s obligations under this Section 4.5(d) shall also apply to any shares in the capital of the Company issued or issuable with respect to the Registrable Securities as a result of any share split, share dividend, recapitalization, exchange or similar event. Notwithstanding anything to the contrary contained herein, the Company may, from time to time on one or more occasions, upon written notice to the Purchaser, suspend the use of the Registration Statement (and any prospectus that forms a part of the Registration Statement) for limited periods to be agreed by the Parties, if the Company (i) determines that it would be required to make disclosure of material nonpublic information in the Registration Statement concerning the Company, the disclosure of which at the time is not, in the good faith judgment of the Board of Directors, in the best interests of the Company or (ii) the Company determines in good faith it must amend or supplement the Registration Statement or the related prospectus so that the Registration Statement or such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of such prospectus in light of the circumstances under which they were made, not misleading (any such suspension contemplated by this Section 4.6(d), an “Allowed Delay”); provided, however, that the Company shall promptly (x) notify the Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Purchaser) disclose to the Purchaser any material nonpublic information giving rise to the Allowed Delay, (y) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of such Allowed Delay and (z) use commercially reasonable efforts to terminate the Allowed Delay. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Purchaser, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.
ARTICLE V
MISCELLANEOUS
1.1Fees and Expenses. At the Closing, the Company shall reimburse the Purchaser for all reasonable, actual, and documented out-of-pocket fees and expenses (up to a maximum of $150,000 for all such reasonable and documented out-of-pocket fees and expenses), including without limitation with respect to the Purchaser’s advisors, legal counsel, accountants, and other experts, if any, and all other reasonable, actual, and documented expenses incurred by the Purchaser incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other, taxes and duties levied in connection with the delivery of the Purchased Shares to the Purchaser.
1.2Entire Agreement. This Agreement, together with the Information Rights Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.
1.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day; (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
1.4Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Purchaser and the Company.
1.5Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
1.6Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).

1.7No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
1.8Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of this Agreement, then the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.
1.9Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal E-SIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
1.10Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

1.11Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
1.12Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
1.13Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of common stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of this Agreement.
1.14WAIVER OF JURY TRIAL. IN ANY ACTION IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CARIBOU BIOSCIENCES, INC.

By:	/s/ Rachel E Haurwitz, Ph.D.
Name: Rachel E. Haurwitz, Ph.D. Title: President and Chief Executive Officer

Address for Notices: Caribou Biosciences, Inc. 2929 7th Street, Suite 105 Berkeley, CA 94710 Attention: Chief Legal Officer Email: legalnotices@cariboubio.com

With copy (which shall not constitute notice) to:

Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, CA 90067 Attention: Ashok Mukhey Email: amukhey@reedsmith.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

PFIZER INC.

By:	/s/ John DeYoung
Name:	John DeYoung
Title:	Vice President of Worldwide Business Development

Address:
66 Hudson Boulevard East
New York, NY 10001-2192
Attention: John DeYoung
Tel: 212-573-5450
Email: John.DeYoung@pfizer.com

With a copy to:
66 Hudson Boulevard East
New York, NY 10001-2192
Attention: Andrew J. Muratore
Tel: 212-733-7965
Email: Andrew.J.Muratore@pfizer.com

[Signature Page to Securities Purchase Agreement]